Filed Pursuant to Rule 424(b)(5)

Registration No. 333-289071

Prospectus Supplement

(to Prospectus dated July 30, 2025)

Up to $1,000,000,000 of Shares of Common Stock

On October 18, 2024, we entered into that certain At-The-Market Issuance Sales Agreement with Aegis Capital Corp. (“Aegis”), as amended by Amendment No. 1 to the At-The-Market Issuance Sales Agreement on July 14, 2025 (the “sales agreement”), relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $1,000,000,000 from time to time through Aegis, acting as our sales agent or principal.

We are an “emerging growth company” and “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. Our shares of common stock are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “VLCN”. The last sale price of our shares of common stock on July 25, 2025 was $13.40 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. If authorized by us in writing, Aegis may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Aegis agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Aegis is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Aegis and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Aegis for sales of common stock sold pursuant to the sales agreement will be equal to 1.0% of the gross proceeds of any shares of common stock sold under the sales agreement, in addition to reimbursement of certain expenses, see “Plan of Distribution.” In connection with the sale of the common stock on our behalf, Aegis will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Aegis will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Aegis with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Aegis Capital Corp.

Sales Agent

The date of this prospectus supplement is July 30, 2025.

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About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, may not apply to this offering. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement relates only to an offering of up to $1.0 billion of shares of our common stock through Aegis. These sales, if any, will be made pursuant to the terms of the sales agreement, a copy of which is incorporated by reference into this prospectus supplement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company estimates, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Volcon” refer to Volcon, Inc., a Delaware corporation, and its wholly-owned subsidiaries.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” below and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Digital Asset Treasury Strategy

On July 17, 2025, the Company announced its entry into securities purchase agreements with certain institutional and accredited investors in a private placement for the purchase and sale of 50,142,851 shares of common stock (or pre-funded warrants in lieu thereof) at a price of $10.00 per share, for expected aggregate gross proceeds of over $500,000,000, before deducting placement agent fees and other offering expenses (the “Private Placements”). The Company has used the net proceeds from the Private Placements to purchase or otherwise acquire Bitcoin and for the establishment of the Company’s cryptocurrency treasury operations. In connection with the announcement of the Private Placements, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire Bitcoin and other digital assets.

Electric Vehicles

Beginning in 2021, we began efforts to sell off-road powersports vehicles beginning with an electric two-wheeled motorcycle that we discontinued in March 2025. In 2022 we introduced an E-Bike, the Brat, and continue to sell this product. In late 2024 we began selling the HF1 utility terrain vehicle (“UTV”), the MN1 Adventurer and MN1 Tradesman UTV, along with a line of upgrades and accessories.

Corporate Information

Our principal executive offices are located at 3121 Eagles Nest Street, Suite 120, Round Rock, TX 78665. Our website address is www.volcon.com. Information contained in, or accessible through, our website does not constitute part of this prospectus supplement and inclusions of our website address in this prospectus supplement are inactive textual references only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

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The Offering

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $1.0 billion pursuant to the sales agreement.

Manner of the Offering	“At the market offering” that may be made from time to time through or to Aegis as sales agent or principal. See “Plan of Distribution”.

Common Stock Currently Outstanding	47,381,894 shares

Common Stock to Be Outstanding Immediately Following This Offering	Up to 128,751,584 shares of our common stock, assuming sales at a price of $13.40 per share, which was the closing price on Nasdaq on July 25, 2025, and assuming the sale of 6,742,826 shares of our common stock from our existing ATM program at the same assumed sales price. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering. Issuances will not exceed our total authorized amount of shares of common stock, which is 250,000,000 shares as of the date of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from the sale of any common stock offered under this prospectus to acquire additional Bitcoin, and possibly other digital assets, and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

See the “Use of Proceeds” section of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Symbol	VLCN.

The number of shares of our common stock expected to be outstanding after this offering is based on 47,381,894 shares of common stock outstanding as of July 25, 2025, and excludes, as of that date, the following:

•	6,979,764 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $30.47 per share;

•	5,649,009 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $14.66 per share (includes 3,913,538 pre-funded warrants with a weighted-average exercise price of $0.00002); and

•	No shares of common stock reserved for future issuance under our stock plan, as amended.

Except as otherwise indicated herein, all information in this prospectus supplement assumes no exercise of the warrants and options listed above.

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Risk Factors

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under (i) Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended further by Form 10-K/A filed with the SEC on April 30, 2025; (ii) our updates to those Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 9, 2025; and (iii) the Risk Factors in Exhibit 99.3 to our Current Report on Form 8-K, as filed with the SEC on July 17, 2025, all of which are incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports we subsequently filed with the SEC.

If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to this Offering

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. The future exercise of warrants for shares of our common stock and the exercise of outstanding stock options following the date of this prospectus supplement may result in dilution of your investment depending upon the actual price per share when shares are sold under this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See the “Use of Proceeds” of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We will primarily use the net proceeds from this offering to purchase additional Bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We will primarily use the net proceeds from this offering to purchase additional Bitcoin. Bitcoin is a highly volatile asset that has traded below $50,000 per Bitcoin and above $120,000 per Bitcoin on the Gemini exchange (our principal market for Bitcoin) in the 12 months preceding the date of this prospectus supplement. In addition, Bitcoin does not pay interest or other returns and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of Bitcoin following our purchases of Bitcoin with the net proceeds from this offering. Future fluctuations in Bitcoin trading prices may result in our converting Bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

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We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement with Aegis, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with Aegis and compliance with applicable law, we have the discretion to deliver placement notices to Aegis at any time throughout the term of the sales agreement. The number of shares that are sold by Aegis after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Aegis.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. This offering may contribute to a depressed market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to execute our digital asset treasury strategy;

•	our ability to navigate legal, commercial, regulatory or technical uncertainty related to Bitcoin and other digital assets;

•	increased government regulation of digital assets;

•	our ability to manage our assets in digital asset trading venues, including implementing and maintaining effective cybersecurity policies and procedures;

•	our ability to maintain the listing of our common stock on the Nasdaq Stock Market;

•	our ability to generate revenues from sales, generate cash from operations, or obtain additional funding to market our vehicles and develop new products and establish a network of dealers and distributors;

•	our ability to successfully implement and effectively manage our outsourced manufacturing, design and development model and achieve any anticipated benefits;

•	whether our vehicles will perform as expected; and

•	tariffs and currency exchange rates.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended further by Form 10-K/A filed with the SEC on April 30, 2025, our most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 9, 2025, and Exhibit 99.3 to our Current Report on Form 8-K, as filed with the SEC on July 17, 2025, and in our future reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

You should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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Use of Proceeds

We intend to use the net proceeds from the sale of any common stock offered under this prospectus to acquire additional Bitcoin, and possibly other digital assets, and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

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Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

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Dilution

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2025, our as reported net tangible book value was $16,724,949, or $34.75 per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock. After giving effect to (i) the private placement for the purchase and sale of 44,414,189 shares of common stock on July 21, 2025, (ii) 2,160,072 shares of common stock issued upon exercise of pre-funded warrants issued in the private placement, (iii) 111,375 shares of common stock issued upon exercise of warrants, (iv) 201,876 shares issued upon exercise of pre-funded warrants, (v) 17,463 shares of common stock repurchased under the Company’s share repurchase program, (vi) 4,323 shares of common stock exchanged for pre-funded warrants, (vii) 23,617 shares of common stock issued for fractional shares owed from the November 8, 2024 1 for 8 reverse stock split, (viii) 179 shares repurchased for fractional shares outstanding after the 1 for 8 reverse stock split completed on June 12, 2025, (ix) 11,375 shares of common stock issued pursuant to the ATM program and, (x) 6,742,826 shares of common stock issued pursuant to the existing ATM program assuming shares are sold at an assumed offering price of $13.40 per share, the last reported sale price of our common stock on Nasdaq on July 25, 2025, our as adjusted net tangible book value as of July 25, 2025 would have been $586,103,716, or $10.83 per share of common stock.

After giving effect to the sale of 74,626,865 shares of our common stock, representing a net amount of $990 million after deducting sales agent commissions and estimated offering expenses payable by us, at an assumed offering price of $13.40 per share, the last reported sale price of our common stock on Nasdaq on July 25, 2025, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $1.58 billion, or approximately $12.24 per share. This represents an immediate increase in net tangible book value of approximately $1.41 per share to our existing stockholders on an as adjusted basis and an immediate decrease of approximately $1.16 per share to new investors purchasing securities at the assumed purchase price.

The following table illustrates the dilution in net tangible book value per share to new investors as of July 25, 2025 on an as adjusted basis after consideration for the effects of the items noted above. The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices. We will not offer and sell shares in excess of any amount that would cause the number of our outstanding shares to exceed the number of shares then authorized to be issued under our articles of incorporation, which is 250,000,000 shares as of the date of this prospectus supplement.

Assumed public offering price per share		$13.40
Net tangible book value per share as of July 25, 2025 on an as adjusted basis	$10.83
Increase in the as adjusted net tangible book value per share attributable to this offering	$1.41
As adjusted net tangible book value per share after giving effect to this offering		$12.24
Decrease per share to new investors participating in this offering at the assumed public offering price		$(1.16)

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The number of shares of common stock to be outstanding after this offering is based on 481,354 shares outstanding as of March 31, 2025 plus (i) the private placement for the purchase and sale of 44,414,189 shares of common stock on July 21, 2025, (ii) 2,160,072 shares of common stock issued upon exercise of pre-funded warrants issued in the private placement, (iii) 111,375 shares of common stock issued upon exercise of warrants, (iv) 201,876 shares issued upon exercise of pre-funded warrants, (v) 17,463 shares of common stock repurchased under the Company’s share repurchase program, (vi) 4,323 shares of common stock exchanged for pre-funded warrants, (vii) 23,617 shares of common stock issued for fractional shares owed from the November 8, 2024 1 for 8 reverse stock split, (viii) 179 shares repurchased for fractional shares outstanding after the 1 for 8 reverse stock split completed on June 12, 2025, (ix) 11,375 shares of common stock issued pursuant to the ATM program and, (x) 6,742,826 shares of common stock issued pursuant to the existing ATM program assuming shares are sold at an assumed offering price of $13.40 per share, the last reported sale price of our common stock on Nasdaq on July 25, 2025, and (v) excludes:

•	6,979,764 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $30.47 per share;

•	5,649,009 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $14.66 per share (includes 3,913,538 pre-funded warrants with a weighted average exercise price of $0.00002); and

•	No shares of common stock reserved for future issuance under our stock plan, as amended.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock, and no conversion of convertible preferred stock. The exercise of outstanding options or warrants or the conversion of convertible preferred stock having an exercise or conversion price less than the offering price would increase dilution to investors participating in this offering. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Plan of Distribution

We have entered into the sales agreement, as amended, with Aegis under which we may issue and sell shares of our common stock from time to time up to $1.0 billion to or through Aegis, acting as our sales agent or principal. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock or to or through a market maker. If we and Aegis agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide Aegis with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Aegis, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or Aegis may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Aegis may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through Aegis under the sales agreement, the net proceeds to us and the compensation paid by us to Aegis in connection with the sales of common stock under the sales agreement.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving three days’ prior notice to Aegis. Aegis may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving three days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by Aegis, and Aegis may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay Aegis commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. Aegis will be entitled to compensation at a fixed commission rate of 1.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse Aegis for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount equal to $75,000.

We estimate that the total expenses for this offering, excluding compensation payable to Aegis and certain expenses reimbursable to Aegis under the terms of the sales agreement, will be approximately $275,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

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Regulation M

In connection with the sale of the common stock on our behalf, Aegis will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Aegis will be deemed to be underwriting commissions or discounts.

Aegis will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, Aegis will not engage in any transactions that stabilizes our common stock.

Indemnification

We have agreed to indemnify Aegis against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Aegis may be required to make in respect of such liabilities.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “VLCN.”

Other Relationships

Aegis and/or its affiliates have in the past engaged, and may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, Aegis and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

S-12

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Ropes & Gray LLP. Kaufman & Canoles, P.C., Richmond, Virginia, is acting as counsel for the sales agent in connection with this offering.

S-13

Experts

The financial statements of Volcon, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-14

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 29, 2025.

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025.

•	Our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2025.

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 6, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 5, 2025, February 6, 2025, February 27, 2025, March 18, 2025, April 30, 2025, May 16, 2025, May 30, 2025, June 12, 2025, July 17, 2025, July 22, 2025, July 25, 2025, and July 29, 2025.

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description, including any exhibits to our Annual Report on Form 10-K.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement and accompanying prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus supplement, including exhibits, at no cost to you by writing or telephoning us at the following address:

Volcon, Inc.

Attn: Chief Financial Officer

3121 Eagles Nest Street, Suite 120

Round Rock

TX 78665

Tel: (512) 400-4271

Email: greg@volcon.com.

S-15

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://ir.volcon.com/sec-filings. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

S-16

PROSPECTUS

Volcon, Inc.

Common Stock

____________________

We may from time to time offer and sell shares of our common stock, par value 0.00001 per share (the “common stock”) in one or more offerings, in amounts, at prices and on the terms determined at the time of the offering. We will specify in the accompanying prospectus supplement the terms of the common stock to be offered and sold. We may sell shares of common stock directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of the common stock in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of any common stock unless it is accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market and is traded under the symbol “VLCN”. On July 25, 2025, the closing price of the common stock, as reported on The Nasdaq Capital Market, was $13.40 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should purchase the common stock only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus before making a decision to purchase our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 30, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell the common stock as described in this prospectus in one or more offerings.

We have provided to you in this prospectus a general description of the common stock we may offer. Each time we sell common stock under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the common stock being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy common stock in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Volcon, Inc. and its subsidiaries, except that such terms refer to only Volcon, Inc. and not its subsidiaries in the section entitled “Description of Common Stock.”

1

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” the “Company,” or “Volcon” refer to Volcon, Inc., a Delaware corporation.

2

OUR COMPANY

Digital Asset Treasury Strategy

On July 17, 2025, the Company announced its entry into securities purchase agreements with certain institutional and accredited investors in a private placement for the purchase and sale of 50,142,851 shares of common stock (or pre-funded warrants in lieu thereof) at a price of $10.00 per share, for expected aggregate gross proceeds of over $500,000,000, before deducting placement agent fees and other offering expenses (the “Private Placements”). The Company has used the net proceeds from the Private Placements to purchase or otherwise acquire Bitcoin and for the establishment of the Company’s cryptocurrency treasury operations. In connection with the announcement of the Private Placements, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire Bitcoin and other digital assets.

Electric Vehicles

Beginning in 2021, we began efforts to sell off-road powersports vehicles beginning with an electric two-wheeled motorcycle that we discontinued in March 2025. In 2022 we introduced an E-Bike, the Brat, and continue to sell this product. In late 2024 we began selling the HF1 utility terrain vehicle (“UTV”), the MN1 Adventurer and MN1 Tradesman UTV, along with a line of upgrades and accessories.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Subsequent to December 31, 2026, we will no longer qualify as an emerging growth company and will no longer be able to take advantage of these provisions.

3

COMPANY INFORMATION

We are a Delaware corporation and were incorporated in February 2020. The Company completed its initial public offering in October 2021. Our principal executive offices are located at 3121 Eagles Nest Street, Suite 120, Round Rock, TX 78665. Our website address is www.volcon.com. Our phone number is (512) 400-4271. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

4

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under (i) Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended further by Form 10-K/A filed with the SEC on April 30, 2025; (ii) our updates to those Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 9, 2025; and (iii) the Risk Factors in Exhibit 99.3 to our Current Report on Form 8-K, as filed with the SEC on July 17, 2025, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the common stock we are offering under that prospectus supplement.

5

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

6

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://ir.volcon.com/sec-filings. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

7

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 5, 2025, February 6, 2025, February 27, 2025, March 18, 2025, April 30, 2025, May 16, 2025, May 30, 2025, June 12, 2025, July 17, 2025, July 22, 2025, July 25, 2025 and July 29, 2025;

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description;

•	An updated description of our capital stock is included in this prospectus under “Description of Common Stock” and “Description of Preferred Stock”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

Volcon, Inc.

Attn: Chief Financial Officer

3121 Eagles Nest Street, Suite 120

Round Rock

TX 78665

Tel: (512) 400-4271

Email: greg@volcon.com.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

8

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any common stock offered under this prospectus to acquire additional Bitcoin, and possibly other digital assets, and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

9

DESCRIPTION OF COMMON STOCK

Authorized Capital Stock

Our Second Amended and Restated Certificate of Incorporation, as amended (the “amended and restated certificate of incorporation”), authorizes us to issue 255,000,000 shares of capital stock consisting of 250,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share.

As of July 25, 2025, there were 47,381,894 shares of our common stock issued and outstanding. As of such date, there were no shares of our preferred stock issued and outstanding.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock having preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and non-assessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

10

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and Second Amended and Restated Bylaws (the “bylaws”) include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our Corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our amended and restated certificate of incorporation provide that, subject to the special rights of the holders of one or more series of preferred stock, special meetings of the stockholders may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, and shall not be called by any other person or persons.

No Written Consent of Stockholders. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may adopt, amend or repeal any provisions of our bylaws by obtaining, in addition to any other vote required by the amended and restated certificate of incorporation or applicable law, the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of voting stock of the company with the power to vote generally in an election of directors, voting together as a single class.

Preferred Stock. Our amended and restated certificate of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

11

Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Quotation

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “VLCN”.

Transfer Agent

The transfer agent for our common stock is Computershare.

12

PLAN OF DISTRIBUTION

We may sell the common stock covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell common stock covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use common stock we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each offering of common stock will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of common stock underwritten, purchased, or remarketed by, each of them, if any;

•	the public offering price or purchase price of the common stock and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the common stock, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•	that the common stock are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the common stock may be listed.

13

Any offer and sale of the common stock described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices at the time of sale; or

•	at negotiated prices.

Offerings of common stock covered by this prospectus also may be made into an existing trading market for the common stock in transactions at other than a fixed price, either:

•	on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which the common stock may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third party sellers of common stock as described above.

In addition, we may sell some or all of the common stock covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell such shares of common stock to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the common stock so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which they receive our outstanding common stock in consideration for the common stock being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell common stock covered by this prospectus to hedge their positions in any such outstanding common stock, including in short sale transactions. If so, the underwriters or agents may use the common stock received from us under those arrangements to close out any related open borrowings of common stock.

We may loan or pledge common stock to a financial institution or other third party that in turn may sell the loaned common stock or, in any event of default in the case of a pledge, sell the pledged common stock using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our common stock or in connection with a simultaneous offering of other common stock covered by this prospectus.

14

We may solicit offers to purchase the common stock covered by this prospectus directly from, and we may make sales of such common stock directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such common stock.

The common stock may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the common stock through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of our common stock, the common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any common stock will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of offered common stock, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of common stock be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom common stock covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the common stock, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

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LEGAL MATTERS

Ropes & Gray LLP will pass upon the validity of the common stock in respect of which this prospectus is being delivered. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

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EXPERTS

The financial statements of Volcon, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Up to $1,000,000,000 of Common Stock

Prospectus Supplement

Aegis Capital Corp.

Sales Agent

July 30, 2025